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            Peat Marwick LLP


            225 Market Street      Telephone 717 238 7131   Telefax 717 233 1101
            Suite 300
            P.O. Box 1190
            Harrisburg, PA 17108-1190



The Board of Directors
Dauphin Deposit Corporation


Re: Registration Statements No. 33-53793
                                33-17401
                                33-50172
                                33-61848
                                 2-73258
                                33-59941
                                33-02577


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 15, 1996, except as to note 6 which is as of May 13, 1996 related to our review of interim financial information.


Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part or a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.






                                                        KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
May 13, 1996




                                Exhibit 15(b)